Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated July 8, 2013 with respect to the audited financial statements of Black Rock Petroleum Company for the year ended April 30, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MaloneBailey, LLP
www.malone−bailey.com	MaloneBailey, LLP
Houston, Texas

September 11, 2013